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                         HUTTIG BUILDING PRODUCTS, INC.
                           1999 NON-EMPLOYEE DIRECTOR
                              RESTRICTED STOCK PLAN



1.    Purpose.

      The purposes of the Huttig Building Products, Inc. 1999 Non-Employee Director Restricted Stock Plan (the "Plan") are to attract and retain well-qualified persons for service as directors of Huttig Building Products, Inc. (the "Company"), to provide directors through the payment of a portion of directors fees in shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), with the opportunity to increase their proprietary interest in the Company and thereby to increase their personal interest in the Company's continued success.

2.    Administration.

      Responsibility and authority to administer and interpret the provisions of this Plan shall be conferred upon a committee of at least three persons (all of whom shall be persons not eligible to participate in this Plan) having full authority to act (the "Committee"). The members of the Committee shall be the President and Chief Executive Officer, the Vice President-Finance of the Company, and at least one additional disinterested person to be elected by the Chairman. The Committee shall record its proceedings under this Plan. The Committee may employ attorneys, consultants, accountants or other persons, and the Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All usual and reasonable expenses of the Committee shall be paid by the Company. No member shall receive compensation with respect to his services for the Committee except as may be authorized by the Board of Directors. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all directors who have received awards, the Company and other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretations taken or made in good faith with respect to this Plan or awards made hereunder, and all members of the Committee shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

3.    Eligibility.

      All directors of the Company who are not full-time employees of the Company shall be participants in this Plan.

4.    Awards.

      Each non-employee director shall be paid an annual director's fee, in an amount fixed from time to time by the Board of Directors, which is not dependent upon attendance at meetings (the "Base Fee"). The Base Fee shall be payable in stock and cash as provided hereunder. The stock
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portion of the Base Fee shall be determined pursuant to this Section 4. At the
Company's Annual Meeting each calendar year, each eligible non-employee director shall be awarded the number of full shares of Common Stock of the Company (rounded to the nearest ten shares) determined by dividing (i) the dollar amount equal to the excess of (a) the Base Fee then in effect over (b) $5,000 by (ii) the average of the high and low prices of a share of Common Stock on the New York Stock Exchange-Composite Transactions Tape on the 10 consecutive trading days ending on the day preceding the award date, or, if no sale of Common Stock has been recorded on such date, then on the next preceding date on which a sale was so made (the "Fair Market Value"). Each such award shall be evidenced by a written agreement, executed by the non-employee director and the Company, containing such restrictions, terms and conditions as the Committee may require. A non-employee director who becomes a member of the Board of Directors after the Annual Meeting in any year shall be awarded a prorated number of full shares of Common Stock based on the number of full months of service for that year. The price of Common Stock to be used in determining the number of shares of Common Stock to which such non-employee director shall be entitled for such year shall be the Fair Market Value of a share of Common Stock, on the day next preceding the date of the non-employee director's election to the Board of Directors.

5.    Vesting.

      (a) An award of common Stock is forfeitable if the non-employee director ceases to remain a member of the Board of Directors until the Annual Meeting of the year following the year of the award, except in the case of death or disability (as determined by the Committee), which disability renders the director unable to continue to serve the Company or upon a change of control of the Company as set forth in Paragraph 5(b) hereof. In the event of death or disability, an allocated portion of the award for the year of death or disability, based on the number of full months of service, shall become non-forfeitable and distributable as of the date of such death or disability. Shares which are forfeited may be regranted.

      (b) Notwithstanding anything else herein, all restrictions on any Common Stock that may have been awarded to a non-employee director hereunder shall lapse in the event of a "change in control." For purposes of this Plan, the term "change in control" shall mean (i) the first purchase of shares pursuant to a tender offer or exchange offer (other than a tender offer or exchange offer by the Company) for all or part of the outstanding shares of the Company's Common Stock or any securities convertible into such Common Stock, (ii) the receipt by the Company of a Schedule 13D or other advice indicating that a person is the "beneficial owner" (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of 20% or more of the outstanding shares of the Company's Common Stock calculated as provided in paragraph (d) of said Rule 13d-3, (iii) the date of approval by stockholders of the Company of an agreement providing for any consolidation or merger of the Company in which the Company will not be the continuing or surviving corporation or pursuant to which shares of Common Stock of the Company would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock of the Company immediately prior to the merger would have the same proportion of ownership of common stock of the surviving corporation immediately after the merger, (iv) the date of the approval by

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stockholders of the Company of any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, (v) the adoption of any plan or proposal for the liquidation (but not a partial liquidation) or dissolution of the Company or
(vi) the date upon which individuals who constitute the Board of Directors of the Company (the "Board") as of _______________, 1999 (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a non-employee director subsequent to such date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company, as such terms are used in Rule 14a-11 or Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board.

6.    Terms and Conditions.

      (a) The difference between the Base Fee and the portion of such Base Fee awarded under this Plan in Common Stock (valued at Fair Market Value) shall be paid to non-employee directors in cash installments on a monthly basis.

      (b) Until such time as the risk of forfeiture lapses or the shares awarded are forfeited, a non-employee director has the right to vote and to receive dividends on and other distributions with respect to the shares awarded.

      (c) At such time as the risk of forfeiture lapses, a non-employee director's Common Stock awarded under this Plan will have all the rights of any other Common Stock. No payment will be required from the non-employee director upon the issuance or delivery of any restricted stock, except that any amount necessary to satisfy applicable federal, state or local tax requirements shall be withheld or paid promptly upon notification of the amount due and prior to or concurrently with the issuance or delivery of a certificate representing such stock, provided that anything contained herein to the contrary notwithstanding, the Committee may accept stock received in connection with the award being taxed or otherwise previously acquired in satisfaction of withholding requirements.

      (d) No shares may be sold or transferred (including, without limitation, transfer by gift or donation) prior to the fifth anniversary of the date of the award or the departure or resignation of the non-employee director from the Board, whichever is earlier; except with regard to shares which vest as a result of death or disability or upon a change of control of the Company (as defined in Section 5(b) hereof), at which time all restrictions on transfer shall lapse.

      (e) Up to __________ shares of Common Stock may be issued pursuant to this Plan. Shares of Common Stock issued pursuant to this Plan may be drawn from authorized but unissued shares or from treasury, as determined by the Board of Directors.

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      (f) Certificates for shares issued under this Plan shall be registered in the name of the non-employee director, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such award substantially in the following form:

           The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Huttig Building Products, Inc. 1999 Non-Employee Director Restricted Stock Plan. A copy of such Plan is on file in the offices of Huttig Building Products, Inc.,__________________________.

      (g) Prior to termination of the restrictions on sale and transfer provided herein, the certificates for the shares awarded pursuant to this Plan will be held by the Company's Treasurer in custody for the non-employee director.

      (h) The Committee shall appropriately adjust the number of shares for which awards may be granted pursuant to this Plan in the event of any stock dividend, stock split, recapitalization or other similar event.

7.    Amendment or Discontinuance.

      The Board of Directors of the Company may at any time amend, rescind or terminate this Plan, as it shall deem advisable; provided, however, that (i) no change may be made in awards theretofore granted under this Plan which would impair participants' rights without their consent, and (ii) no amendment to this Plan shall be made without approval of the Company's stockholders if the effect of such amendment would be to (a) increase the number of shares reserved for issuance hereunder; (b) materially increase the benefits accruing to participants under this Plan; (c) materially change the requirements for eligibility under Section 3 hereof; or (d) materially modify the method for determining the number of shares awarded under Section 4 hereof; except that any such increase or modification that results from adjustment authorized by Section 6(h) hereof shall not require such approval.

8. Effective Date and Term of Plan.

      This Plan shall be submitted to the stockholders of the Company on or before ___________, 1999 and, if approved by the stockholders, shall become effective ___________, 1999. No shares shall be awarded under this Plan after the tenth anniversary of the effective date.

9.    Governing Law.

      This Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware, other than the conflict of law provisions thereof.


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